As filed with the Securities and Exchange Commission on September 7, 2007
Registration No. 333-127483

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 3
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CNX GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-3170639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5 Penn Center West, Suite 401
Pittsburgh, PA 15276
(412) 200-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas J. DeIuliis
Chief Executive Officer
5 Penn Center West, Suite 401
Pittsburgh, PA 15276
(412) 200-6700
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Stephen W. Johnson, Esq.	Lewis U. Davis, Jr., Esq.	Mark Zvonkovic, Esq.
General Counsel	Jeremiah G. Garvey, Esq.	Elisabeth Cappuyns, Esq.
CNX Gas Corporation	Buchanan Ingersoll & Rooney, PC	Akin Gump Strauss
5 Penn Center West, Suite 401	One Oxford Centre	Hauer & Feld LLP
Pittsburgh, PA 15276	301 Grant Street, 20th Floor	590 Madison Avenue
(412) 200-6700	Pittsburgh, PA 15219	New York, NY 10022
	(412) 562-8800	(212) 872-8008

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are being offered on a delayed on continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

We are filing this Post-Effective Amendment No. 3 to our Registration Statement on Form S-3 (File No. 333-124855 as originally filed on Form S-1), as amended (the “Registration Statement”), to deregister the securities remaining unsold under the Registration Statement. Because we are no longer under a contractual obligation to maintain the effectiveness of the Registration Statement, this Post-Effective Amendment No. 3 is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 3, all of the shares remaining unsold under the Registration Statement. As of August 31, 2007, to the best of our knowledge based on the information available to us, there were 4,032,763 shares remaining unsold, of the originally registered 27,936,667, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post Effective Amendment No. 3 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on September 7, 2007

CNX GAS CORPORATION

By:	/s/ Nicholas J. DeIuliis
Nicholas J. DeIuliis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 3 to this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Nicholas J. DeIuliis Nicholas J. DeIuliis	President, Chief Executive Officer and Director (principal executive officer)	September 7, 2007

/s/ Mark Gibbons Mark Gibbons	Chief Financial Officer (principal financial officer and principal accounting officer)	September 7, 2007

* Philip W. Baxter	Chairman of the Board of Directors	September 7, 2007

* James E. Altmeyer, Sr.	Director	September 7, 2007

* Raj K. Gupta	Director	September 7, 2007

* J. Brett Harvey	Director	September 7, 2007

* William J. Lyons	Director	September 7, 2007

* John R. Pipski	Director	September 7, 2007

Joseph T. Williams	Director

* /s/ Nicholas J. DeIuliis Attorney-In-Fact